EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

RULE 13a-14(b) OR 15d-14(b) AND

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of United States Antimony Corporation (the “Company”) on Form 10-K/A for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gary C. Evans, Chairman of the Board and CEO of the Company and Richard R. Isaak, SVP and Chief Financial Officer of the Company, each certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary C. Evans
Gary C. Evans
Chairman of the Board and CEO

Date: April 17, 2025

/s/ Richard R. Isaak
Richard R. Isaak
SVP, Chief Financial Officer

Date: April 17, 2025